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                                                                 EXIBIT 10(F)(3)

                                 AMENDMENT NO.2
                              TO CREDIT AGREEMENT

    AMENDMENT NO.2 (the "Amendment") dated as of October 31, 1999 to the Credit Agreement dated as of October 11, 1996 (as amended by Amendment No.1 dated as of October 24, 1997, the "Credit Agreement") among AEP INDUSTRIES INC. (the "Company"), the ELIGIBLE SUBSIDIARIES referred to therein, the BANKS party thereto, the LETTER OF CREDIT ISSUING BANKS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                                  WITNESSETH:

    WHEREAS, the parties named above have heretofore entered into the Credit Agreement; and

    WHEREAS, the parties hereto desire to amend the definition of consolidated net income in the Credit Agreement and reduce the working capital commitments thereunder, in each case as more fully set forth herein;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as the provisions referred to herein are amended hereby.

    SECTION 2. AMENDMENT OF SECTION 1.1. The definition of "Consolidated Net Income" is amended to read in its entirety as follows:

    "Consolidated Net Income" means, for any fiscal period,

    the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of extraordinary or other non-recurring gain or loss such as restructuring charges, severance payments with related benefits, start-up costs and shut-down costs; PROVIDED that the aggregate amount of non-recurring losses the effect of which may be excluded from net income shall not exceed $5,000,000 during any period of four consecutive fiscal quarters of the Company.

    SECTION 3. REDUCTION OF WORKING CAPITAL COMMITMENTS. On the Amendment Effective Date (as defined below), the Working Capital Commitments shall be reduced automatically by $25,000,000 after giving effect to which the aggregate amount of the Working Capital Commitments will be $75,000,000.

    SECTION 4. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that (i) the representations and warranties of the Company set forth in
Article 4 of the Credit Agreement will be true and correct on and as of the Amendment Effective Date (as defined below) and (ii) no Default will have occurred and be continuing on such date.

    SECTION 5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 7. EFFECTIVENESS. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the Agent shall have received from each of the Company and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

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